Exhibit 99.1

Comera Life Sciences Closes $3.6 Million Private Placement Priced At-the-Market under Nasdaq Rules

WOBURN, Mass.—January 4, 2023— Comera Life Sciences Holdings, Inc. (Nasdaq: CMRA), a life sciences company developing a new generation of bio-innovative biologic medicines to improve patient access, safety, and convenience, today announced that it has completed a private placement to existing stockholders, of 2,406,242 units, at a purchase price of $1.48 per unit, with each unit consisting of one share of the Company’s common stock and one five-year warrant to purchase two shares of the Company’s common stock at an exercise price of $1.23 per share, pursuant to the terms of a Securities Purchase Agreement entered into on January 2, 2023. Gross proceeds from the private placement of approximately $3.6 million are expected to be used for working capital and general corporate purposes.

The private placement was led by existing investors, Charles Cherington and David Soane, as well as Roopom Banerjee, Barbara Finck, Kirsten Flowers, Stuart Randle, Rev. Dr. James Sherblom and Edward Sullivan, members of the Company’s board of directors.

“We appreciate the continued support and confidence of existing investors and the members of our Board of Directors. This infusion of capital will support our efforts to leverage our SQore™ platform to transform the delivery of biologics from intravenous to subcutaneous form, and achieve our mission of improving patient quality of life by offering treatments that support greater independence,” said Jeffrey Hackman, Chairman and Chief Executive Officer of Comera.

The securities sold in the private placement, including the shares of common stock underlying the warrants, are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the closing, Comera and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen. To learn more about the Comera Life Sciences mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events like the anticipated use of proceeds from the private placement that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: risks that the recently completed business combination disrupts the Company’s current plans and ability to retain its employees; the Company’s ability to maintain the listing of its securities on the Nasdaq Capital Market; the effect of the COVID-19 pandemic on the Company’s business; the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates; the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so; the risk that we will be unable to continue to attract and retain third-party collaborators, including collaboration partners and licensors; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that the Company is unable to secure or protect its intellectual property; the risk that the Company is unable to secure regulatory approval for its product candidates; general economic conditions; and other risks and uncertainties indicated in the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 under “Risk Factors” and in other filings that have been made or will be made with the SEC. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Comera’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 and other documents filed by Comera from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Comera can give no assurance that it will achieve its expectations.

Contacts

Comera Investor

John Woolford

ICR Westwicke

John.Woolford@westwicke.com

Comera Press

Jon Yu

ICR Westwicke

ComeraPR@westwicke.com